Exhibit 99.1

Mega Matrix Announces $1.5 Million Private Placement

PALO ALTO, Calif., August 2, 2024 -- Mega Matrix Corp. (“MPU” or the “Company”) (NYSE American: MPU), today announced that it has entered into definitive agreements for the issuance and sale of an aggregate of 681,818 shares of its common stock (or common stock equivalents in lieu thereof), short-term series A warrants to purchase up to 681,818 shares of common stock and series B warrants to purchase up to 681,818 shares of common stock at a purchase price of $2.20 per share (or per common stock equivalent in lieu thereof) and accompanying warrants in a private placement. The short-term series A warrants and series B warrants will have an exercise price of $2.20 per share and will be exercisable immediately upon issuance. The short-term series A warrants will expire twenty-four months following the issuance date and the series B warrants will expire five and one-half years following the issuance date. The closing of the private placement is expected to occur on or about August 5, 2024, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the private placement.

The gross proceeds to the MPU from the offering are expected to be approximately $1.5 million, before deducting the placement agent’s fees and other offering expenses payable by MPU, and excluding the proceeds, if any, from the exercise of the warrants. MPU currently intends to use the net proceeds from the offering for working capital and general corporate purposes.

The securities described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the securities described above, including the shares of common stock underlying the warrants, may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to a registration rights agreement, the Company has agreed to file a resale registration statement covering the securities described above.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Mega Matrix

Mega Matrix Corp. (NYSE AMEX: MPU) is a holding company and operates FlexTV, a short-video streaming platform and producer of short dramas, through Yuder Pte, Ltd., an indirect majority-controlled subsidiary of Mega Matrix. Mega Matrix is a Delaware corporation headquartered in Palo Alto, CA. For more information, please contact info@megamatrix.io or visit: http://www.megamatrix.io.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements that are purely historical are forward looking statements that include, but are not limited to, statements related to the completion of the private placement, the satisfaction of customary closing conditions related to the private placement and the intended use of proceeds therefrom. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose," and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees for future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, are: the ability to manage growth; ability to identify and integrate future acquisitions; ability to grow and expand our FlexTV business; ability to obtain additional financing in the future to fund capital expenditures; fluctuations in general economic and business conditions; costs or other factors adversely affecting the Company's profitability; litigation involving patents, intellectual property, and other matters; potential changes in the legislative and regulatory environment; a pandemic or epidemic; the possibility that the Company may not succeed in developing its new lines of businesses due to, among other things, changes in the business environment, competition, changes in regulation, or other economic and policy factors; and the possibility that the Company's new lines of business may be adversely affected by other economic, business, and/or competitive factors. The forward-looking statements in this press release and the Company's future results of operations are subject to additional risks and uncertainties set forth under the heading "Risk Factors" in documents filed by the Company with the Securities and Exchange Commission, including the Company's latest annual report on Form 10-K, and are based on information available to the Company on the date hereof. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

Disclosure Channels

We announce material information about the Company and its services and for complying with our disclosure obligation under Regulation FD via the following social media channels:

X (f/k/a Twitter): twitter.com/MegaMatrixMPU

Facebook: facebook.com/megamatrixmpu

facebook.com/flextvus

LinkedIn: linkedin.com/company/megamatrixmpu

TikTok: tiktok.com/@flextv_english

YouTube: youtube.com/@FlexTV_English

The Company will also use its landing page on its corporate website (www.megamatrix.io) to host social media disclosures and/or links to/from such disclosures. The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our website, press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time as listed on our website.